EXHIBIT 99         PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:    BILL WILLIAMS, PRESIDENT & CEO
     OR     JAY RIFE, EXECUTIVE VICE PRESIDENT & CFO
            PHONE:  1-330-532-1517

                          GRAND CENTRAL FINANCIAL CORP.
                          ANNOUNCES QUARTERLY DIVIDEND

Wellsville,  Ohio - September 22, 2000 -- Grand Central Financial Corp. (NASDAQ:
Small Cap: GCFC) announced today that its Board of Directors, at their meeting on September 21, 2000, declared a cash dividend of 6(cent) per share on its common stock payable October 17, 2000 to stockholders of record at the close of business on October 3, 2000.

As of the end of the third quarter 2000, Grand Central Financial Corp. had 1,749,831 shares of common stock outstanding which will represent a total dividend paid of $104,989.86.

In March, Grand Central Financial Corp. completed a tax free return of capital of $6.00 per share to shareholders of record on March 6, 2000.

Grand Central Financial Corp., a holding company owning all the shares of Central Federal Savings and Loan Association of Wellsville, Ohio, was formed in connection with the mutual to stock conversion of Central Federal completed on December 30, 1998. During the third quarter of 1999 Grand Central Financial Corp. initiated and completed a buy-back of 96,943 shares. During the third quarter of 2000, Grand Central Financial Corp. repurchased 92,096 shares making a total of 189,039 shares repurchased.

Central Federal Savings & Loan, organized in 1892, operates three offices located within Columbiana and Jefferson Counties, Ohio.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.